                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           SOVRAN SELF STORAGE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid ]previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           SOVRAN SELF STORAGE, INC.
                                6467 Main Street
                            Buffalo, New York 14221

Dear Shareholder:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders on Wednesday, May 18, 2005 at The Courtyard by Marriott, 4100 Sheridan Drive, Williamsville, New York 14221. The Annual Meeting will begin promptly at 11:00 a.m. (E.D.T.).

     The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of six Directors to serve until the 2006 Annual Meeting of Shareholders, "FOR" the adoption of the Sovran Self Storage, Inc. 2005 Award and Option Plan, and "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2005 fiscal year.

     The vote of every Shareholder is important. You may vote your shares via the toll free telephone number or via the Internet (see instructions on the enclosed proxy card) or you may sign and date the accompanying proxy card and return it promptly in the postage paid envelope provided. Returning your completed proxy card will not prevent you from voting in person at the meeting should you be present and wish to do so. Please note that the telephone number is available only for calls originating in the United States or Canada. Please take the time to vote. As explained in the Proxy Statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

     If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another Shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Sovran Investor Relations at (716) 633-1850.

     The Board of Directors and management look forward to greeting those Shareholders who are able to attend the Annual Meeting.

                                          Sincerely,

                                          DAVID L. ROGERS
                                          Secretary

April 11, 2005

                           SOVRAN SELF STORAGE, INC.
                                6467 Main Street
                            Buffalo, New York 14221

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

TO THE SHAREHOLDERS OF SOVRAN SELF STORAGE, INC.:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Sovran Self Storage, Inc. (the "Company") will be held at The Courtyard by Marriott, 4100 Sheridan Drive, Williamsville, New York 14221, on Wednesday, May 18, 2005, at 11:00 a.m. (E.D.T.), to consider and take action on the following:

          1. The election of six Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

          2. The adoption of the Sovran Self Storage, Inc. 2005 Award and Option Plan.

          3. The ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2005.

          4. The transaction of such other business as may properly come before the meeting or any adjournments thereof.

     FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on April 1, 2005 will be entitled to notice of the meeting and to vote at the meeting.

     SHAREHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON MAY ATTEND THE MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENVELOPE ENCLOSED OR TO VOTE THEIR PROXY BY TELEPHONE OR VIA THE INTERNET AS DESCRIBED ON THE ENCLOSED PROXY CARD.

                                          By Order of the Board of Directors,

                                          DAVID L. ROGERS
                                          Secretary

Buffalo, New York
April 11, 2005

                           SOVRAN SELF STORAGE, INC.
                                6467 Main Street
                            Buffalo, New York 14221

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

     This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sovran Self Storage, Inc. (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 18, 2005 at 11:00 a.m. (E.D.T.) at The Courtyard by Marriott, 4100 Sheridan Drive, Williamsville, New York 14221, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Only Shareholders of record at the close of business on April 1, 2005 are entitled to notice of and to vote at the meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to Shareholders on or about April 11, 2005.

     Shareholders of record may vote by (i) attending the meeting, (ii) using the toll-free telephone number shown on the proxy card, (iii) voting via the Internet at the address shown on the proxy card, or (iv) marking, dating, signing and returning the enclosed proxy card. Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. The proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) as of a later date, or by attending the Annual Meeting and voting in person.

     The entire cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will reimburse brokerage firms, banks and other securities custodians for their expenses in forwarding proxy materials to their principals. Solicitations other than by mail may be made by officers or by regular employees of the Company without additional compensation.

     Only Shareholders of record at the close of business on April 1, 2005, are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. At the close of business on April 1, 2005, there were issued and outstanding 16,084,820 shares of the Company's common stock ("Common Stock"). Each share of Common Stock has one vote. A majority of shares entitled to vote at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other purposes. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

     THE COMPANY HAS ENCLOSED WITH THIS PROXY STATEMENT A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE PERIOD ENDED DECEMBER 31, 2004, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth for each holder of five percent or more of the Company's outstanding stock, each current Director, each nominee for Director and each of the executive officers named in the Summary Compensation Table and for all Directors and executive officers as a group, information concerning beneficial ownership of Common Stock. Unless otherwise stated, to the best of the Company's knowledge, each person has sole voting and investment power with respect to the shares listed.

                                                  NUMBER OF SHARES OF
                                                     COMMON STOCK
                                                  BENEFICIALLY OWNED
NAME AND ADDRESS OF                               AS OF APRIL 1, 2005       PERCENT OF
BENEFICIAL OWNERS(1)                                   (2)(3)(4)        COMMON STOCK OWNED
--------------------                              -------------------   ------------------
Barclays Global Investors, NA et al(5)..........       1,062,927               6.61%
Cohen & Steers Capital Management, Inc.(6)......         925,400               5.75%
Robert J. Attea.................................         184,127               1.14%
Kenneth F. Myszka...............................         174,048               1.08%
Charles E. Lannon...............................         138,091                  *
John E. Burns...................................          17,546                  *
Michael A. Elia.................................           6,473                  *
Anthony P. Gammie...............................          18,863                  *
David L. Rogers.................................         122,264                  *
Directors and Executive Officers as a Group
  (seven persons)...............................         661,412               4.11%

---------------

 * Represents beneficial ownership of less than 1% of outstanding Common Stock on April 1, 2005.

(1) The address for Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105. The address for Barclays Bank PLC is 54 Lombard Street, London, England EC3P 3AH. The address for Cohen & Steers Capital Management, Inc. is 757 Third Avenue, New York, New York 10017. The address for all other owners is c/o Sovran Self Storage, Inc., 6467 Main Street, Buffalo, New York 14221.

(2) Includes 15,055, 20,055, 2,000, 2,000, 2,000, 12,000 and 20,055 shares of
    Common Stock that may be acquired by Messrs. Attea, Myszka, Lannon, Burns, Elia, Gammie and Rogers, respectively, through the exercise, within sixty days, of options granted under the 1995 Award and Option Plan and the 1995 Outside Directors' Stock Option Plan.

(3) Excludes 5,957, 5,884, 5,342 and 3,302 shares of Common Stock issuable to each of Messrs. Burns, Elia, Gammie and Lannon, respectively, in payment of amounts credited to their accounts under the Company's Deferred Compensation Plan for Directors.

(4) Includes 53,115, 47,835 and 47,835 shares of restricted stock as to which the Messrs. Attea, Myszka and Rogers, respectively, have voting power but no investment power.

(5) All information relating to Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Bank PLC is derived from the Schedule 13G filed by them and other entities on February 14, 2005. The Company has not verified this information.

(6) All information relating to Cohen & Steers Capital Management, Inc. is derived from the Schedule 13G/A filed by it on February 14, 2005. The Company has not verified this information.

                            1. ELECTION OF DIRECTORS

     It is intended that the proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees for Director named below. Assuming a quorum is present, Directors are elected by a plurality of the affirmative votes cast; accordingly, votes withheld and broker non-votes will have no effect. The nominees proposed are all presently members of the Board.

DIRECTOR INDEPENDENCE

     The Board of Directors has reviewed all transactions or relationships between each director, or any member of his or her immediate family and the Company, its senior management and its independent auditor. Based on this review and as required by the independence standards of the New York Stock Exchange ("NYSE"), the Board of Directors has affirmatively determined that all non-employee directors are independent from management and its independent auditor within the meaning of the NYSE listing standards.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     The nominees named herein will hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event any nominee becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the Nominating Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as Directors.

     The following information with respect to business experience of nominees for election to the Board of Directors and the continuing directors has been furnished by the respective directors or nominees or obtained from the records of the Company.

NAME                                   AGE               TITLE AND PRINCIPAL OCCUPATION
----                                   ---               ------------------------------
Robert J. Attea......................  63    Chairman of the Board, Chief Executive Officer and
                                             Director since March 1997.
Kenneth F. Myszka....................  56    President, Chief Operating Officer and Director since
                                             March 1997.
John E. Burns........................  58    Director since 1995. Mr. Burns is President of Altus
                                             Capital, L.L.C., an investment management company. From
                                             1998 through 2000, Mr. Burns was Chairman of Sterling,
                                             a division of National City Bank, which provides tax
                                             and financial counseling services to affluent families.
Michael A. Elia......................  53    Director since 1995. Mr. Elia is President, Chief
                                             Executive Officer and a director of Sevenson
                                             Environmental Services, Inc., from 1984 to present.
Anthony P. Gammie....................  70    Director since 1995. From 1985 through March of 1996,
                                             Mr. Gammie was Chairman of the Board and Chief
                                             Executive Officer of Bowater Incorporated.
Charles E. Lannon....................  57    Director since 1995. Mr. Lannon is the President of
                                             Strategic Capital, Inc., a consulting firm.

EXECUTIVE OFFICERS OF THE COMPANY

NAME                                   AGE                        TITLE
----                                   ---                        -----
Robert J. Attea......................  63    Chairman of the Board and Chief Executive
                                             Officer
Kenneth F. Myszka....................  56    President and Chief Operating Officer
David L. Rogers......................  49    Chief Financial Officer and Secretary

     David L. Rogers. From 1995 to the present, David L. Rogers has served as the Company's Chief Financial Officer and Secretary.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors held five meetings during the fiscal year ended December 31, 2004. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board of Directors and all committees on which he served.

     The Board of Directors has three committees with the principal functions described below. The charter of each committee is posted on the Company's web site at www.sovranss.com. A copy of each charter is available in print to any shareholder upon request to the Company at 6467 Main Street, Buffalo, New York, or by telephone (716) 633-1850.

     Audit Committee. The Audit Committee is composed of Messrs. Burns, Elia and Gammie. The Audit Committee is established to oversee the accounting and financial reporting processes and audits of the financial statements of the Company. The committee assists the Board of Directors in oversight of the quality and integrity of the Company's financial reports, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function, as well as accounting and reporting processes.

     The Audit Committee is composed entirely of directors who are not employees of the Company and have no relationship to the Company that would interfere with a director's independence from management and the Company, including independence within the meaning of applicable NYSE listing standards. Each member must be "financially literate" under recently revised NYSE listing standards, or become financially literate within a reasonable period of time after appointment. The Securities and Exchange Commission ("SEC") has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an "Audit Committee Financial Expert" serving on its audit committee. The Board of Directors has determined that all members of the Audit Committee are financially literate and that Audit Committee member John E. Burns meets the definition of a "financial expert."

     The Audit Committee's duties are set forth in its charter, which can be found on the Company's web site at www.sovranss.com. Additional information regarding the Audit Committee and the Company's independent auditor is disclosed in the Report of the Audit Committee below. The Audit Committee held five meetings during the fiscal year ended December 31, 2004. At each of the meetings, the Audit Committee met in private session with the Company's independent auditor and, at one of the meetings, met in private session with the Company's internal auditor.

     Compensation Committee. The Compensation Committee is composed of Messrs. Burns, Elia and Gammie, each of whom is independent within the meaning of applicable NYSE listing standards. The Compensation Committee makes decisions with respect to compensation of executive officers, administers the Company's 1995 Award and Option Plan, and will administer the Company's 2005 Award and Option Plan if it is adopted by the Company's shareholders. The functions of the Compensation Committee are further described below under the caption "Executive Compensation" and in its charter, which can be found on the Company's web site at www.sovranss.com. The Compensation Committee held one meeting during the fiscal year ended December 31, 2004.

     Governance Committee. The Governance Committee of the Board of Directors was formed in 2003 and serves as the Company's nominating committee. The Governance Committee is composed of Messrs. Burns, Elia and Gammie, each of whom is independent within the meaning of applicable NYSE listing standards. This Governance Committee's functions are set forth in its charter, which can be found on the Company's web site at www.sovranss.com, and include assisting the Board of Directors by identifying individuals qualified to become Board members and recommending director nominees for the annual meeting of shareholders, recommending to the Board the Corporate Governance Principles applicable to the Company, leading the Board of Directors in its annual review of the Board's performance, and recommending the Board of Directors' director nominees for each committee. The Governance Committee must annually review the adequacy of its charter and its own performance. The Governance Committee does not have an express policy with regard to consideration of director candidates recommended by shareholders, but it will consider director candidates proposed by shareholders. Those candidates must be highly qualified, exhibiting the experience and expertise required of the Board of Directors' own pool of candidates and interest in the Company's businesses, and also the ability to attend and prepare for Board of Directors, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board of Directors. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should do so in accordance with the guidelines set forth below under the caption "Proposals of Shareholders for the 2005 Annual Meeting." One meeting of the Governance Committee was held during 2004.

     The Report of the Audit Committee that follows, the Audit Committee Charter attached as Annex A to this Proxy Statement, the Compensation Committee Report on pages 7-8 and the Performance Graph on page 12 shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of that act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, neither of the reports nor the Performance Graph shall be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

     Management has the primary responsibility for the integrity of Sovran Self Storage, Inc.'s financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, the Company's independent registered public accounting firm, is responsible for conducting independent audits of the Company's financial statements and management's assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and management's assessment based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

     As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of the Company's internal control over financial reporting with management and Ernst & Young LLP. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP that firm's independence.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sovran Self Storage, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          JOHN E. BURNS, CHAIR
                                          MICHAEL A. ELIA
                                          ANTHONY P. GAMMIE

COMPENSATION OF DIRECTORS

     The Company pays its Directors who are not also officers of the Company an annual fee of $25,000. An additional $5,000 is paid to each member of the Audit Committee, an additional $5,000 is paid to the chair of the Audit Committee and an additional $2,500 is paid to the chair of each of the Compensation and Governance Committees. Outside Directors are also paid a meeting fee of $1,000 for each special meeting attended. In addition, the Company will reimburse all Directors for expenses incurred in attending meetings.

Under the Deferred Compensation Plan for Directors, outside Directors may elect to have all or part of their fees credited to a deferred compensation account in the form of Units. The number of Units credited will be equal to the number of shares of Common Stock that could have been purchased using the closing price of Common Stock on the day immediately preceding the date on which the fees were payable. When the Company declares cash dividends on its Common Stock, additional Units will be credited to the deferred compensation accounts based on the reinvestment of the "dividend" on the Units credited to the deferred compensation accounts on the dividend record dates. Amounts credited to the deferred compensation accounts will be paid to Directors in the form of shares of Common Stock, the number of which shares will equal the number of Units credited to the accounts.

     Pursuant to the 1995 Outside Directors' Stock Option Plan (the "Directors' Plan"), each Director who is not an officer or employee of the Company is granted, effective as of the Director's initial election or appointment, an option to acquire 3,500 shares of Common Stock at the fair market value of the Common Stock on the date of grant, and will, as of the close of each annual shareholders' meeting thereafter, be granted an option to acquire an additional 2,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. The initial options for 3,500 shares of Common Stock are exercisable one year from the date of grant; the Directors' options awarded annually thereafter vest immediately. The exercise price is payable in cash or by delivery of shares of Common Stock owned by the Director, or a combination of cash and shares. Three Directors exercised options for 58,500 shares of Common Stock during 2004.

     In addition, under the Directors' Plan, each director who is not an officer or employee of the Company is granted annually a number of shares of restricted Common Stock equal to the annual fee paid to such director multiplied by 0.8 and divided by the fair market value of a share of Common Stock on the date of grant. Restricted stock so granted vests one year following the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Directors, officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of information furnished to the Company and reports filed through the Company, the Company believes that all
Section 16(a) filing requirements applicable to its Directors, officers and greater-than-10% beneficial owners were complied with during 2004.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives are made by the Compensation Committee of the Board of Directors. During 2004, the Compensation Committee consisted of Messrs. Burns, Elia and Gammie, each of whom is an independent Director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. In 2004, the Board of Directors did not modify or reject any action or recommendation by the Compensation Committee in any material way. No officer or employee of the Company participated in the deliberations of the Compensation Committee or the Board of Directors concerning executive officer compensation.

     The Company's executive compensation policies are to provide competitive levels of compensation that integrate pay with the Company's performance goals, reward profitability, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. In 2004, these policies were carried out through the compensation components of salary and bonuses. In addition, the Compensation Committee treats the tax deductibility of executive compensation as an important factor in its decision-making, since the deductibility may affect the required REIT distributions.

     The Company engages a compensation consulting firm to review the Company's executive compensation program, evaluate its competitiveness and make recommendations that would enable the Company to motivate and retain top executives with a view to maximizing Shareholder value. The Compensation Committee periodically reviews the effectiveness and competitiveness of the Company's executive compensation structure with the assistance of its independent consulting firm. This consulting firm is engaged by, and reports to, the Compensation Committee. The consulting firm focused on base salary, annual incentives and long-term incentives and utilized published survey data and information from a peer group of companies in the public storage REIT industry. The Compensation Committee used the results of the consulting firm's evaluation, as well as other relevant information, as the basis for its decisions on executive compensation in 2004. The Compensation Committee also considers the total value of the annual compensation for each executive and all executives as a group.

     The Compensation Committee does not approach its determination of Mr. Attea's compensation as the Company's Chairman of the Board and Chief Executive Officer differently from its approach to determining the compensation of Messrs. Myszka and Rogers. This similarity of approach is based upon the fact that Messrs. Attea, Myszka and Rogers have complementary skill sets and, despite their different roles, work together as a team to manage the Company. Accordingly, the compensation of these executives is typically very similar and tends to increase or decrease together based upon their combined performance and the Company's performance.

     A competitive salary structure is the most fundamental component of executive compensation used by the Compensation Committee to assist in attracting and retaining qualified executives. The Compensation Committee generally determines increases in the salaries of Messrs. Attea, Myszka and Rogers with reference to the general range of percentage salary increases for other management employees of the Company. Salaries for the executive officers for 2004 were established based on these factors. The Compensation Committee established the salaries of Messrs. Attea, Myszka and Rogers for 2004 at $340,672, $331,587 and $331,587, respectively, which represents an increase from each such executive's 2003 salary of 5% for each of them. These salary increases were consistent, as a percentage of 2004 salary, with the salary increases received by other management employees of the Company.

     The Company maintains incentive compensation guidelines which provide for the payment of bonuses to the executive officers based upon the achievement of specified increases in the Company's Funds from Operations per Common Share, the Company's performance relative to that of other self-storage REITs and other performance criteria and upon such participant's base compensation as shown for the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer in the Summary Compensation Table, for the year in which the increase occurred. The Compensation Committee relies heavily, but not exclusively, on these criteria. The Compensation Committee weights performance measures differently in different years to reflect their relative importance during each year as an indicator of management's performance. The Compensation Committee exercises discretion in light of relevant performance measures and in view of its compensation objectives to determine the amount of bonuses. The bonuses may be paid in cash, restricted stock or a combination of cash and restricted stock.The application of these criteria resulted in the bonuses reflected in the Summary Compensation Table. In March 2005, the following cash payments were made and the number of shares of restricted stock were granted as a bonus to management based upon their performance during the Company's 2004 fiscal year:

                                                                CASH        SHARES OF
NAME                                                           BONUS     RESTRICTED STOCK
----                                                          --------   ----------------
Robert J. Attea.............................................  $144,785        4,080
Kenneth F. Myszka...........................................  $140,924        3,971
David L. Rogers.............................................  $140,924        3,971

     Perquisites, which include an automobile allowance and reimbursement of miscellaneous expenses, do not relate directly to the Company's performance. Instead, these relatively inexpensive components of executive compensation are primarily viewed as necessary to keep compensation levels competitive and to assist in attracting and retaining qualified executives. The dollar value of perquisites is not significant relative to the other components of executive compensation.

     The Compensation Committee has not established guidelines or requirements for the ownership of shares of the Company's common stock because each of Messrs. Attea, Myszka and Rogers has a significant equity interest in the Company, which renders formal guidelines or requirements unnecessary.

                                          Compensation Committee

                                          MICHAEL A. ELIA, CHAIR
                                          JOHN E. BURNS
                                          ANTHONY P. GAMMIE

                           SUMMARY COMPENSATION TABLE

     The following information is furnished for the years ended December 31, 2004, 2003, and 2002 with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executives of the Company during 2004.

                                                                      LONG-TERM
                                               ANNUAL            COMPENSATION AWARDS
                                            COMPENSATION       -----------------------
                                         -------------------   RESTRICTED   SECURITIES        ALL
                                           BASE                  STOCK      UNDERLYING       OTHER
                                FISCAL    SALARY     BONUS       AWARDS      OPTIONS     COMPENSATIONS
NAME AND PRINCIPAL POSITION      YEAR      ($)        ($)        ($)(1)        (#)          ($)(2)
---------------------------     ------   --------   --------   ----------   ----------   -------------
Robert J. Attea...............   2004    $340,672   $144,785    $170,340        0           $4,362
Chairman of the Board and        2003    $324,450   $      0    $130,189        0           $3,715
Chief Executive Officer          2002    $309,000   $      0    $198,002        0           $1,938

Kenneth F. Myszka.............   2004    $331,587   $140,924    $165,789        0           $4,362
President and Chief              2003    $315,798   $      0    $126,399        0           $3,715
Operating Officer                2002    $300,760   $      0    $193,761        0           $1,938

David L. Rogers...............   2004    $331,587   $140,924    $165,789        0           $4,362
Chief Financial Officer          2003    $315,798   $      0    $126,399        0           $3,715
and Secretary                    2002    $300,760   $      0    $193,761        0           $1,938

Edward F. Killeen.............   2004    $ 87,150   $ 45,000    $      0        0           $2,007
Senior Executive Vice            2003    $ 82,846   $      0    $      0        0           $1,657
President -- Operations          2002    $ 78,846   $      0    $      0        0           $1,577

Paul T. Powell................   2004    $ 84,200   $ 45,000    $      0        0           $2,044
Senior Executive Vice            2003    $ 77,808   $ 10,358    $      0        0           $1,763
President -- Real Estate         2002    $ 70,192   $      0    $      0        0           $1,460

---------------

(1) The amounts shown represent the value of restricted stock issued to the named executive officers pursuant to the Company's 1995 Award and Option Plan as follows: March 3, 2005 -- 4,080, 3,971 and 3,971 shares to Messrs. Attea, Myszka and Rogers, respectively; March 18, 2004 -- 3,295, 3,202, and 3,202 shares to Messrs. Attea, Myszka and Rogers, respectively; August 5, 2002 -- 6,256, 6,122, and 6,122 shares to Messrs. Attea, Myszka and Rogers, respectively. The restricted shares issued on March 3, 2005 vest at the rate of 25% per year beginning on the foregoing dates and dividends are paid on the shares. As of December 31, 2004, the number and fair market value of all shares of restricted stock held by the named executive officers were as follows: Mr. Attea -- 49,786 shares, $2,097,982; Mr. Myszka -- 44,556 shares, $1,877,590; and Mr. Rogers -- 44,556 shares, $1,877,590.

(2) Represents employer matching contributions under the Company's 401(k) Plan.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2004
                           AND FISCAL YEAR-END VALUES

     The following table summarizes stock options exercised by the named executive officers during 2004 and the total number of options held by each listed individual as of December 31, 2004.

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                           SHARES                       OPTIONS AT YEAR-END (#)      OPTIONS AT YEAR-END($)(1)
                         ACQUIRED ON      VALUE       ---------------------------   ---------------------------
NAME                      EXERCISE     REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   ------------   -----------   -------------   -----------   -------------
Robert J. Attea........    13,000        $157,995       10,055          5,000        $145,320       $102,700
Kenneth F. Myszka......    18,000        $237,495       10,055         10,000        $145,320       $205,400
David L. Rogers........    18,000        $237,495       10,055         10,000        $145,320       $205,400
Edward F. Killeen......     5,000        $ 86,600            0              0        $      0       $      0
Paul T. Powell.........     5,000        $105,853        3,000              0        $ 61,620       $      0

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no options granted under the Sovran Self Storage, Inc. 1995 Award and Option Plan (the "1995 Award Plan") during 2004 to the named executive officers.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information as of December 31, 2004, with respect to equity compensation plans under which shares of Common Stock may be issued.

                                                                        WEIGHTED
                                                                         AVERAGE
                                          NUMBER OF SECURITIES TO   EXERCISE PRICE OF
                                          BE ISSUED UPON EXERCISE      OUTSTANDING
                                          OF OUTSTANDING OPTIONS,       OPTIONS,         NUMBER OF SECURITIES
                                            WARRANTS AND RIGHTS         WARRANTS          REMAINING AVAILABLE
PLAN CATEGORY                                       (#)              AND RIGHTS ($)     FOR FUTURE ISSUANCE (#)
-------------                             -----------------------   -----------------   -----------------------
Equity compensation plans approved by
  shareholders:
  1995 Award and Option Plan............          222,415                $26.55                 334,158
  1995 Outside Directors' Stock Option
     Plan...............................           25,000                $30.92                  38,144
  Deferred Compensation Plan for
     Directors(1).......................           21,116                   N/A                  23,884
Equity compensation plans not approved
  by shareholders:......................              N/A                   N/A                     N/A

---------------

(1) Under the Deferred Compensation Plan for Directors, non-employee Directors may defer all or part of their Directors' fees that are otherwise payable in cash. Directors' fees that are deferred under the Plan will be credited to each Director's account under the Plan in the form of Units. The number of Units credited is determined by dividing the amount of Directors' fees deferred by the closing price of Common Stock on the New York Stock Exchange on the day immediately preceding the day upon which Directors' fees otherwise would be paid by the Company. A Director is credited with additional Units for dividends on the shares of Common Stock represented by Units in such Director's Account. A Director may elect to receive the shares in a lump sum on a date specified by the Director or in quarterly or annual installments over a specified period and commencing on a specified date.

                             EMPLOYMENT AGREEMENTS

     In 1999, the Company entered into employment agreements with Messrs. Attea, Myszka and Rogers that require each of them to devote their full business time to the Company. Each employment agreement has an indefinite term but can be terminated by the Company upon 30 days prior written notice to the executive (a) in the event of the executive's disability, (b) for cause, or (c) without cause. Each executive may terminate his employment agreement (a) for good reason, or
(b) without good cause by providing 60 days prior written notice to the Company. Each employment agreement may also be terminated by agreement of the Company and the executive. Each employment agreement prohibits the executive, during employment and during the one-year period following termination of employment, from engaging in the self-storage business.

     The employment agreements provide for severance payments in the event of the executive's employment is terminated without cause or he resigns with good reason. Such severance payments would be made for a period of 36 months following the termination of the executive's employment, and each monthly payment would be in an amount equal to one-twelfth of the sum of the highest (i) salary earned by the executive during any calendar year, (ii) bonus and other incentive compensation earned by the executive during any calendar year, and
(iii) value of any restricted stock awards during any calendar year. In addition, if the Company undergoes a change of control while severance is being paid, the remaining severance payment would be paid to the executive as a lump sum within 30 days after the change in control occurs. If the executive becomes entitled to severance payments following a change of control of the Company, then the severance payments would be paid to the executive as a lump sum within 30 days of his termination. The employment agreement provides that the severance payments to the executive will be "grossed up" for certain excise taxes on the severance payments and that the Company shall reimburse the executive for his legal fees in connection with any good faith claim for severance payments under the employment agreement. The employment agreement provides that the severance payments will not be offset or mitigated by any income from another source during the severance period. If the executive is terminated without cause or resigned with good reason during 2005, the Company estimates that Messrs. Attea, Myszka and Rogers would be entitled to aggregate severance of approximately $1,967,000, $1,914,900 and $1,914,900, respectively, under his employment agreement with the Company.

     The employment agreements also provide for payments in the event of the executive's death or disability. Such payments shall be paid in eight quarterly installments following the termination of the executive's death or disability, and each quarterly payment shall be in an amount equal to twice the salary of the executive at the time of his death or disability, divided by eight. In addition, the executive will be paid a pro rata potion of the incentive compensation earned by the executive during the calendar year in which he dies or becomes disabled. In the case of the executive's disability, any payments to an executive would be reduced by any amounts paid to the executive in connection with the Company's disability insurance contracts. If the executive dies or becomes permanently disabled during 2005, the Company estimates that Messrs. Attea, Myszka and Rogers would be entitled to aggregate severance of approximately $1,311,000, $1,277,000 and $1,277,000, respectively, under his employment agreement with the Company.

                              CERTAIN TRANSACTIONS

     The Company is a party to two joint ventures, one of which was formed in 2000 and the other in 2001, pursuant to which the Company and its respective joint venture partners each contributed self-storage facilities. In late 2001 and early 2002, the joint ventures engaged in financing transactions with institutional lenders. To address certain requirements imposed by the lenders, the Company transferred certain management functions of each joint venture, and made a contribution of 2% of its interest in the joint venture, to a newly formed corporation (each, a "Manager") in which the Company received a 49% interest; however, the Company continues to manage the day-to-day operations of the storage facilities. In return for its contribution to each Manager, the Company received consideration having a value determined by it to be equal to the value of its contribution. In connection with the financing transactions, Frederick G. Attea (brother of the Company's Chief Executive Officer) and two unrelated individuals purchased interests in the Managers. Mr. Attea acquired a 19% interest in each Manager for $76,300 in the aggregate, which was at a per-share price equal to the consideration paid by the other investors, including the Company. Mr. Attea also acquired a minority interest in the Locke Group LLC, which owns an indirect minority interest in each joint venture. The joint ventures paid $918,184 in management fees to the Company in 2004.

     Frederick G. Attea is a partner of the law firm of Phillips Lytle LLP, which has represented and is currently representing the Company.

     The Company has a Facilities Services Agreement with several businesses owned by Mr. Lannon whereby such businesses pay for the use of certain common facilities in the Company's offices negotiated by the parties at arms-length. Charges under the Facilities Services Agreement are periodically reviewed by the Audit Committee of the Company's Board of Directors.

     During 2004, the Company employed the brother-in-law of its Chief Executive Officer as its Senior Vice President of Operations, the brother of its President as its Vice President of Joint Ventures, and the brother of its Chief Financial Officer as its Vice President of Truck Operations. The average annual salary and bonus paid to these three individuals was $96,250 during 2004.

CORPORATE PERFORMANCE GRAPH

     The following chart and line-graph presentation compares (i) the Company's shareholder return on an indexed basis since December 31, 1999 with (ii) the S&P Stock Index and (iii) the National Association of Real Estate Investment Trusts Equity Index.

                               PERFORMANCE GRAPH

                         (CORPORATE PERFORMANCE GRAPH)

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                           SOVRAN SELF STORAGE, INC.
                     DECEMBER 31, 1999 -- DECEMBER 31, 2004

---------------------------------------------------------------------------------------------------------------------
                          Dec. 31,        Dec. 31,        Dec. 31,        Dec. 31,        Dec. 31,        Dec. 31,
                            1999            2000            2001            2002            2003            2004
---------------------------------------------------------------------------------------------------------------------
 S&P                       100.00           90.89           80.09           62.39           80.29           89.03
---------------------------------------------------------------------------------------------------------------------
 NAREIT                    100.00          126.37          143.97          149.47          204.97          269.70
---------------------------------------------------------------------------------------------------------------------
 SSS                       100.00          119.78          206.35          202.75          282.83          339.19
---------------------------------------------------------------------------------------------------------------------

     The foregoing item assumes $100.00 invested on December 31, 1999, with dividends reinvested.

                   2. ADOPTION OF 2005 AWARD AND OPTION PLAN

     The Board of Directors has approved, subject to Shareholder approval, the Company's 2005 Award and Option Plan (the "2005 Plan"), which is intended to replace the Company's 1995 Award and Option Plan, as amended (the "1995 Plan"), which expires on April 30, 2005. The 2005 Plan is substantially similar to the 1995 Plan, except that it (i) would provide for a new pool of 1,500,000 shares of Common Stock for grants under the 2005 Plan; (ii) would have a term of ten years ending on May 17, 2015; and (iii) implement certain other changes from the 1995 Plan that are described below.

     Like the 1995 Plan, the 2005 Plan would be administered by the Compensation Committee. No member of the Compensation Committee is eligible to be selected to participate in the Plan. All key employees of the Company are eligible to be selected to participate in the Plan. Currently, three executive officers and approximately 40 other officers and employees are eligible to participate in the Plan. The selection of participants is within the discretion of the Compensation Committee. The Plan authorizes the Compensation

Committee to delegate its authority and duties under the Plan, in certain circumstances, to the Chief Executive Officer or to other senior officers of the Company.

     The Plan authorizes the Compensation Committee to grant awards of stock options, including incentive stock options, and shares that for purposes of
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), are "restricted" ("Restricted Shares"). No awards may be granted after May 17, 2015. Subject to equitable adjustment, the total number of Common Shares authorized for issuance under the 2005 Plan could not exceed 1,500,000. Common Shares underlying any awards that are forfeited, canceled or reacquired by the Company, or are otherwise terminated (other than by exercise) are added back to the shares available for issuance under the Plan. Subject to equitable adjustment, the maximum number of Common Shares with respect to which stock options and Restricted Shares may be granted to any key employee during any calendar year shall not exceed 100,000.

     The Compensation Committee may grant awards in the form of stock options to purchase Common Shares. The Compensation Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise, and the exercise price per share of Common Shares subject to the option. In no event, however, may the exercise price of a stock option be less than the fair market value of the Common Shares on the date of the stock option's grant. Each incentive stock option shall expire no later than the tenth anniversary of its date of grant. Upon exercise, the exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, Common Shares, a combination thereof, or such other consideration as the Committee may deem appropriate.

     In the event of a stock dividend, stock split or other change in the Company's capital structure, the maximum number of Common Shares authorized for issuance under the Plan and the number of Common Shares subject to outstanding options (together with the respective exercise prices) will be appropriately adjusted.

     The Compensation Committee may grant Restricted Shares that are subject to the attainment of performance goals or other restrictions as the Compensation Committee may determine. During the restriction period, the Restricted Shares may not be sold, transferred, or otherwise encumbered and such shares are subject to forfeiture if one or more conditions established by the Compensation Committee are not satisfied. Subject to the discretion of the Compensation Committee, the holder of Restricted Shares will have all of the rights of a holder of Common Shares, including the right to vote the shares and the right to receive any cash distributions. The Compensation Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon termination of employment.

     Unless the Compensation Committee specifically determines otherwise, no stock option or Restricted Shares (during the restriction period) awarded under the 2005 Plan shall be transferable except by will or the laws of descent and distribution. The Plan provides for the forfeiture of unexercised awards in the event of termination of employment for a reason other than death, disability, retirement, or any approved reason, unless the award provides otherwise. Forfeiture is also required if, in the opinion of the Compensation Committee, the participant competes with the Company without its written consent, or if he acts in a manner inimical to the Company's best interests.

     Upon grant of any award, the Compensation Committee may, by way of an award notice or otherwise, establish such other terms and conditions governing the grant of such award as are not inconsistent with the Plan. The Compensation Committee may unilaterally amend any award if such amendment is not adverse to the participant. The Company may deduct from any payment under the Plan the amount of any applicable income and employment taxes, or may require the participant to pay such taxes as a condition of making such payment. The Compensation Committee may allow the participant to satisfy this obligation by authorizing the Company to withhold from any payment of Common Shares due, or by delivering to the Company, Common Shares with a fair market value equal to the amount of the applicable taxes.

     The Board may suspend or terminate the Plan at any time, and may also amend it from time to time, but may not, without Shareholder approval, adopt any amendment which would materially increase the benefits accruing to participants, materially increase the maximum number of shares which may be issued under the

Plan, other than by reason of equitable adjustment, or materially modify the Plan's eligibility requirements or for which Shareholder approval is required under the rules and regulations of the New York Stock Exchange or applicable law.

     In the event of a Change In Control (as defined in the Plan), a participant whose employment is terminated within two years of the date of such event, for a reason other than death, disability, Cause (as defined in the Plan), voluntary resignation for other than Good Reason (as defined in the Plan) or retirement, would be entitled to the following treatment under the Plan:

     - All of the terms and conditions in effect on any of the participant's outstanding awards would immediately lapse;

     - All of the participant's outstanding awards would automatically become 100% vested; and

     - All of the participant's outstanding stock options would immediately be cashed out on the basis of the Change In Control Price (as defined in the Plan), with such payments to be made as soon as possible, but no later than the 90th day following such event.

The Plan also provides that upon a Change In Ownership (as defined in the Plan) all participants, regardless of whether their employment is terminated, would automatically receive the same treatment afforded to a terminated participant under the Plan in the event of a Change In Control.

     The following is a summary of certain federal income tax aspects of the Plan, based on existing law and regulations, which are subject to change. The application of state and local income taxes and other federal taxes is not discussed.

     Generally, a person who is granted an incentive stock option is not required to recognize taxable income at the time of the grant or at the time of exercise and the Company is not entitled to a deduction at the time of grant or at the time of exercise of an incentive stock option. Under certain circumstances, however, an option holder may be subject to the alternative minimum tax with respect to the exercise of his incentive stock options. Generally, the gain realized but not recognized upon the exercise of an incentive stock option (equal to the difference between the fair market value of the Common Shares received upon exercise of the incentive stock option and the purchase price paid for such Common Shares) is included in the option holder's alternative minimum taxable income and, depending upon the option holder's overall tax situation, he or she may be required to pay alternative minimum tax on such gain.

     If an option holder does not dispose of the Common Shares acquired pursuant to the exercise of an incentive stock option before the later of two years from the date of grant of the option and more than one year from the transfer of the Common Shares to him, any gain or loss realized on a subsequent disposition of the Common Shares will be treated as long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

     If an option holder disposes of the Common Shares received upon the exercise of an incentive stock option either (1) within one year of the transfer of the Common Shares to him or her or (2) within two years after the incentive stock option was granted, the option holder will generally recognize ordinary compensation income equal to the lesser of (a) the excess of the fair market value of the Common Shares on the date the incentive stock option was exercised over the purchase price paid for the Common Shares upon exercise and (b) the amount of gain realized on the sale. Any gain realized in excess of the compensation income recognized, and any loss realized, will be long-term or short-term capital gain or loss, depending upon the length of the period the option holder held the Common Shares. If an option holder is required to recognize ordinary compensation income as a result of the disposition of shares acquired on the exercise of an incentive stock option, the Company, subject to general rules relating to the reasonableness of the option holder's compensation and the limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), will be entitled to a deduction for the same amount.

     If an option holder exercises an incentive stock option by transferring shares of the Company's Common Stock to the Company to pay all or part of the purchase price, the option holder will not recognize gain or loss with respect to the already owned shares exchanged. The number of Common Shares of stock received upon exercise of the incentive stock option equal to the number of shares exchanged will have a basis and holding period equal to the basis and holding period the option holder had in the shares exchanged. The remaining Common Shares received will have a basis equal to the cash paid, if any, on the exercise.

     A person who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the purchase price of the Common Shares and the fair market value of the Common Shares on the date of exercise. Subject to general rules relating to the reasonableness of an employee option holder's compensation and the limitation under Section 162(m) of the Code, the Company is entitled to a corresponding deduction for the same amount.

     If an option holder exercises a non-qualified stock option by transferring shares of Company Common Stock to the Company to pay all or part of the purchase price, the option holder will not recognize gain or loss with respect to the already owned shares exchanged. The number of Common Shares received upon exercise of the non-qualified stock option equal to the number of shares exchanged will have a basis and holding period equal to the basis and holding period the option holder had in the shares exchanged. The fair market value of the additional Common Shares received will be includable in the option holder's income upon exercise and the option holder's basis in such Common Shares will equal such value.

     An employee who has been granted Restricted Shares will not be required to recognize taxable income at the time of the grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes and the employee does not elect to recognize income at that time by making an election pursuant to Section 83(b) of the Code. When such restrictions lapse, the employee will recognize taxable income in an amount equal to the excess of the fair market value of the Restricted Shares at such time over the amount, if any, paid for such Restricted Shares. Subject to general rules relating to the reasonableness of the employee's compensation and the limitation under Section 162(m) of the Code, the Company will be entitled to a deduction for the same amount.

     Section 162(m) of the Code generally limits to $1 million the amount of compensation paid to certain "covered employees" of a publicly held corporation (generally, the corporation's chief executive officer and four most highly compensated executive officers other than the chief executive officer) that can be deducted by the corporation for the year. Certain performance-based compensation, the material terms of which are disclosed to the corporation's shareholders and approved by a majority vote of the shareholders, is exempt from the $1 million limitation. Based on regulations promulgated under Section 162(m), grants of options to covered employees under the Plan would appear to qualify for the exemption from the $1 million limitation as performance-based compensation.

                               NEW PLAN BENEFITS

                           2005 AWARD AND OPTION PLAN

                                                 NUMBER OF SHARES
                                                 OF COMMON STOCK         NUMBER OF SHARES     DOLLAR VALUE
DIRECTOR NAME                                UNDERLYING OPTION GRANTS   OF RESTRICTED STOCK     OF GRANT
-------------                                ------------------------   -------------------   ------------
Executive Officers as a Group..............             (1)                      (1)               (1)
Non-Employee Directors as a Group..........            N/A                      N/A               N/A
Non-Executive Officer Employees as a
  Group....................................             (1)                      (1)               (1)

---------------

(1) Key employees of the Company and its subsidiaries are eligible for grants under the 2005 Plan. Non-employee directors of the Company are not eligible for grants under the 2005 Plan. No grants to any specific person under the 2005 Plan are contemplated at this time, but it is expected that grants under the 2005 Plan will be made to executive officers of the Company and other key employees of the Company and its subsidiaries who are not executive officers of the Company.

     Approval of the 2005 Plan requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting, provided that a majority of the outstanding shares of Common Stock vote on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE 2005 AWARD AND OPTION PLAN.

                   3. APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the Shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent accountants to audit the financial statements of the Company for the current fiscal year. Fees billed to the Company for fiscal years 2004 and 2003 by Ernst & Young LLP were as follows:

                                                                2004       2003
                                                              --------   --------
Audit Fees..................................................  $400,044   $102,242
Audit-Related Fees..........................................  $  6,630   $  5,600
Tax Fees....................................................  $106,785   $ 77,390
All Other Fees..............................................  $      0   $      0
                                                              --------   --------
TOTAL FEES..................................................  $513,459   $185,232
                                                              ========   ========

     Audit fees include fees for the audit of the Company's consolidated financial statements, interim reviews of the Company's quarterly financial statements, and the audit of the internal controls over financial reporting. Also included are consents and other services related to SEC matters. Audit related fees include the audit of the Company's 401(k) plan. Tax fees include fees for services relating to tax compliance, tax planning and tax advice. These services include assistance regarding federal and state tax compliance, and the return preparation.

     The Audit Committee has adopted a policy that requires advance approval of the Audit Committee for all audit, audit-related, tax services, and other services to be provided by the independent auditor to the Company. The Audit Committee has delegated to its Chairman authority to approve permitted services, provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

CORPORATE GOVERNANCE

     Corporate Governance Guidelines. The Board of Directors adopted Corporate Governance Principles to reflect recent changes in NYSE listing standards. These principles require that a majority of directors on the Board of Directors meet the criteria for independence defined by the NYSE. The Company already met this independence standard, and the new rules did not necessitate changes to the Board of Directors membership. From time to time, the Board of Directors may revise the Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of the Company's shareholders and other constituencies. The Corporate Governance Guidelines are published on the Company's web site at www.sovranss.com.

     Code of Ethics and Code of Ethics for Senior Financial Officers. All of the Company's employees, including the Company's Chief Executive Officer and other senior executives, are required to comply with the Company's Code of Ethics to help ensure that the Company's business is conducted in accordance with the highest standards of moral and ethical behavior. The Board of Directors recently adopted a Code of Ethics for Senior Financial Officers applicable to the Company's principal executive officer, principal financial officer and principal accounting officer and controller, each of whom is bound by the provisions set forth in the Code of Ethics relating to ethical conduct, conflicts of interest and compliance with the law. The Code of Ethics and Code of Ethics for Senior Financial Officers are published on the Company's web site at www.sovranss.com.

     Complaint Procedure; Communications with Directors. The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. Any employee of the Company may report concerns regarding these matters in the manner specified in the Company's Employee Complaint Procedures for Accounting and Auditing Matters, which is published on the Company's web site at www.sovranss.com.

     The Board of Directors has also established a process for shareholders to send communications to the independent directors serving on the Board of Directors. Shareholders may communicate with the Board of Directors by calling
(716) 633-1850 ext. 116 or by writing to Company's Corporate Secretary. Communications sent to the Company addressed to the Board of Directors by these methods will be screened by the Corporate Secretary for appropriateness before either forwarding or notifying the independent director of receipt of a communication.

PROPOSALS OF SHAREHOLDERS FOR THE 2006 ANNUAL MEETING

     To be considered for inclusion in the proxy materials for the 2006 Annual Meeting of Shareholders, Shareholder proposals must be received by the Secretary of the Company, 6467 Main Street, Buffalo, New York 14221, no later than December 11, 2005.

     The Company's By-Laws set forth the procedure to be followed by a Shareholder who wishes to recommend one or more persons for nomination to the Board of Directors or present a proposal at an Annual Meeting (other than a proposal submitted for inclusion in the Company's proxy materials). Only a Shareholder of record entitled to vote at an Annual Meeting may present a proposal and must give timely written notice thereof to the Secretary of the Company at the address noted above. Generally, such notice must be received by the Company not less than 75 days nor more than 180 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if such meeting is called for a date more than seven days prior to the anniversary date, then the notice must be received not later than the close of business on (i) the 20th day following the earlier of (a) the date on which notice of the date of the meeting was mailed to Shareholders or (b) the date on which the date of such meeting was publicly disclosed, or (ii) if the date of notice or public disclosure occurs more than 75 days prior to the scheduled date of the meeting, then the later of (a) the 20th day following the first to occur of such notice or public disclosure or (b) the 75th day prior to the scheduled date of the meeting.

OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a Shareholders' vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.

                                          By Order of the Board of Directors,

                                          DAVID L. ROGERS
                                          Secretary

April 11, 2005

                            SOVRAN SELF STORAGE, INC.
                           2005 AWARD AND OPTION PLAN


1.   Purpose


     The purposes of this Plan are to advance the interests of the Company and its stockholders, by providing a long-term incentive compensation program that will be an incentive to the Key Employees of the Company and its Subsidiaries whose contributions are important to the continued success of the Company and its Subsidiaries, and by enhancing their ability to attract and retain in their employ highly qualified persons for the successful conduct of their businesses.


2.   Definitions


     2.1 "Acceleration Date" means (i) in the event of a Change in Ownership, the date on which such change occurs, or (ii) with respect to a Participant who is eligible for treatment under paragraph 20 hereof on account of the termination of his employment following a Change in Control, the date on which such termination occurs.


     2.2 "Award Notice" means a written notice from the Company to a Participant that sets forth the terms and conditions of Stock Options or Restricted Stock awarded to the Participant under this Plan in addition to those established by this Plan and by the Committee's exercise of its administrative powers.


     2.3 "Board" means the Board of Directors of the Company.


     2.4 "Cause" means (i) the willful and continued failure by a Key Employee to substantially perform his duties with his employer after written warnings specifically identifying the lack of substantial performance are delivered to him by his employer, or (ii) the willful engaging by a Key Employee in conduct which is materially and demonstrably injurious to the Company or a Subsidiary.


     2.5 "Change in Control" shall be deemed to have occurred at such time as
(i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 20% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or (ii) approval by the stockholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the common stockholders of the Company immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common stockholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation which owns all of the common stock of the Company), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or
(iii) individuals who constitute the Board on May 18, 2005 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 18, 2005 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.


     2.6 "Change in Control Price" means, in respect of a Change in Control, the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange ("NYSE") or, if the Common Stock is not then listed on the NYSE, on the principal public trading market for the Common Stock during the ninety (90) day period ending on the date the Change in Control occurs, and in respect of a Change in Ownership, the highest closing price per share paid for the purchase of Common Stock on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal public trading market for the Common Stock during the ninety (90) day period ending on the date the Change in Ownership occurs.


     2.7 "Change in Ownership" means a change which results directly or indirectly in the Company's Common Stock ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.


     2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.


     2.9 "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer this Plan. The Committee shall consist of not less than three members, each of whom shall be "disinterested" as defined by Rule 16b-3 under the Exchange Act as amended from time to time.


     2.10 "Common Stock" means the common stock, $0.01 par value, of the Company.


     2.11 "Company" means Sovran Self Storage, Inc., a Maryland corporation.


     2.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.


     2.13 "Fair Market Value" on any date means the average of the high and low sales prices of a share of Common Stock as reflected in the report of consolidated trading of NYSE-listed securities (or, if the Common Stock is not then listed on the NYSE, the principal public trading market for such shares) for that date (or if no shares of Common Stock were traded on the NYSE or such other principal public trading market on that date, the next preceding date that shares of Common Stock were so traded) published in the Midwest Edition of The Wall Street Journal; provided, however, that if no shares of Common Stock have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.


     2.14 "Good Reason" means a good faith determination made by a Participant that there has been any (i) material change by the Company of the Participant's functions, duties or responsibilities which change would cause the Participant's position with the Company to become of less dignity, responsibility, importance, prestige or scope, including, without limitation, the assignment to the Participant of duties and responsibilities inconsistent with his positions, (ii) assignment or reassignment by the Company of the Participant without the Participant's consent, to another place of employment more than 30 miles from the Participant's current place of employment, or (iii) reduction in the Participant's total compensation in a materially greater proportionate amount than other Key Employees similarly situated; provided in each case that the Participant shall specify the event relied upon for such determination by written notice to the Board at any time not later than six months after the first occurrence of such event or such event shall cease to constitute "Good Reason" under this Plan.


     2.15 "Key Employee" means an officer or other key employee of the Company or a Subsidiary as determined by the Committee.


     2.16 "Participant" means any individual to whom Stock Options have been awarded by the Committee under this Plan.


     2.17 "Plan" means the Sovran Self Storage, Inc. 2005 Award and Option Plan.


     2.18 "Restricted Stock" means an award of shares of Company Common Stock subject to restrictions, pursuant to paragraph 9 hereof.


     2.19 "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.


3.   Administration


     This Plan shall be administered by the Committee. The Committee shall have the authority to : (a) interpret this Plan; (b) establish such rules and regulations as it deems necessary for the proper administration of this Plan;

(c) select Key Employees to receive Stock Options and Restricted Stock under this Plan; (d) determine and modify the form of Stock Options awarded under this Plan, whether non-qualified or incentive stock options, the number of Stock Options awarded to any Key Employee, and all the terms and conditions of Stock Options awarded under this Plan, including the time and conditions of exercise or vesting; (e) determine and modify the number of shares of Restricted Stock awarded to any Key Employee, and all the terms and conditions of Restricted Stock awarded under this Plan, including the applicable restrictions thereon and restriction period therefor; (f) grant waivers of Plan terms and conditions, provided that such waivers are not inconsistent with Section 16 of the Exchange Act and the rules promulgated thereunder; (g) accelerate the vesting of any Stock Option or lapse of restrictions on any shares of Restricted Stock when any such action would be in the best interests of the Company; and (h) take any and all other action it deems advisable for the proper administration of this Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under this Plan to the Chief Executive Officer or to other senior officers of the Company under such conditions as the Committee may establish; provided, however, that to the extent required by Section 16 and notwithstanding any other provision of this Plan or an Award Notice only the Committee may select and award Stock Options and Restricted Stock and render other decisions as to the timing, pricing and amount of Stock Options and Restricted Stock to Participants who are subject to Section 16 of the Exchange Act.


4.   Eligibility


     Any Key Employee is eligible to become a Participant in this Plan.


5.   Shares Available


     The maximum number of shares of Common Stock which shall be available for award of Stock Options (including incentive stock options) and Restricted Stock under this Plan during its term shall not exceed 1,500,000 and the maximum number of shares of Common Stock with respect to which Stock Options and Restricted Stock may be granted to any individual Key Employee during any calendar year shall not exceed 100,000; all subject to adjustment as provided in paragraph 12. Any shares of Common Stock related to Stock Options or Restricted Stock which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, shall be available again for award under this Plan. Further, if and to the extent permitted in accordance with paragraph 8(d), any shares of Common Stock are used by a Participant for the full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a Stock Option, or for any withholding taxes due as a result of such exercise, such shares shall again be available for award under this Plan. The shares of Common Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.


6.   Term


     This Plan shall become effective as of May 18, 2005. No Stock Options shall be exercisable or payable and no restrictions on shares Restricted Stock shall lapse before approval of this Plan has been obtained from the Company's stockholders. Stock Options and Restricted Stock shall not be awarded pursuant to this Plan after May 17, 2015.


7.   Participation


     The Committee shall select Participants, determine the type of awards (Stock Options or Restricted Stock) to be awarded, and establish in the related Award Notices the applicable terms and conditions of the Stock Options and Restricted Stock in addition to those set forth in this Plan and any administrative rules issued by the Committee.


8.   Stock Options


     (a) General. Stock Options may be awarded to any Key Employee. These Stock Options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

     (b) Terms and Conditions of Stock Options. A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a Stock Option shall be established by the Committee, but such price shall not be less than the Fair Market Value of the Common Stock on the date of the Stock Option's award. An Award Notice evidencing a Stock Option may, in the discretion of the Committee, provide that a Participant who pays the option price of a Stock Option by an exchange of shares of Common Stock previously owned by the Participant shall automatically be issued a new stock option to purchase additional shares of Common Stock equal to the number of shares of Common Stock so exchanged. Such new stock option shall have an option price equal to the Fair Market Value of the Common Stock on the date such new stock option is issued and shall be subject to such other terms and conditions as the Committee deems appropriate.


     (c) Restrictions Relating to Incentive Stock Options. Stock Options awarded in the form of incentive stock options shall, in addition to being subject to all applicable terms and conditions established by the Committee, comply with
Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was awarded) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be required by the Code). Also, each incentive stock option shall expire not later than ten years from its date of award. The number of shares of Common Stock that shall be available for incentive stock options awarded under this Plan is 1,500,000.


     (d) Exercise of Stock Options. Upon exercise, the option price of a Stock Option may be paid in cash, or, if permitted by the Committee, in its sole discretion, shares of Common Stock or a combination of cash and shares of Common Stock, or such other consideration as the Committee may deem appropriate. The Committee may establish appropriate methods for accepting Common Stock as consideration for the exercise of a Stock Option, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. If the Committee, in its sole discretion, permits the use of shares of Common Stock as consideration for the exercise of a Stock Option, such shares shall be valued at Fair Market Value on the date of exercise. To the extent permitted by the Sarbanes-Oxley Act of 2002 and other applicable law, the Committee, in its sole discretion, may establish procedures whereby a Participant, to the extent permitted by and subject to the requirements of Rule 16b-3 under the Exchange Act, Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise a Stock Option or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish such a cashless exercise program, the Committee shall determine, in its sole discretion and from time to time, such administrative procedures and policies as it deems appropriate. Such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.


9.   Restricted Stock


     (a) General. Shares of Restricted Stock may be awarded to any Key Employee and shall be awarded in such amounts and at such times during the term of this Plan as the Committee shall determine.


     (b) Restrictions on Restricted Stock. Restricted Stock shall be subject to such terms and conditions as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of shares of Restricted Stock under such circumstances as it deems appropriate.


     (c) Rights as Stockholders. During the period in which any shares of Restricted Stock are subject to the restrictions imposed under paragraph 9(b) hereof, the Committee may, in its discretion, grant to the Participant to whom shares of Restricted Stock have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. Except as otherwise provided in this Plan, in the absence of any explicit action by the Committee, the Participant to whom shares of Restricted Stock have been awarded shall have the rights of a stockholder with respect to such shares of Restricted Stock.


     (d) Evidence of Restricted Stock Award. Any shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

10.  Termination of Employment


     Subject to paragraph 14, if a Participant's employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement or an approved reason, all the Participant's unexercised Stock Options and shares of Restricted Stock then subject to restrictions shall be canceled or forfeited as the case may be, unless the Participant's Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to
(i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of this Plan, and (ii) determine the treatment of a Participant under this Plan in the event of his death, disability, retirement, or termination for an approved reason.


11.  Nonassignability


     Except as otherwise provided by the Committee, in its sole discretion, in the Award Notice, no Stock Option or share of Restricted Stock (that remains subject to restriction) awarded under this Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance and a Participant's Stock Options shall be exercisable during the Participant's lifetime only by him.


12.  Adjustment of Shares Available


     (a) Changes in Stock. In the event of changes in the Common Stock by reason of a Common Stock dividend or stock split-up or combination, appropriate adjustment shall be made by the Committee in the aggregate number of shares available under this Plan, the number of shares with respect to which Stock Options and Restricted Stock may be granted to any individual Key Employee during any calendar year, and the number of shares subject to outstanding Stock Options and Restricted Stock, without, in the case of Stock Options, change in the aggregate purchase price to be paid therefor. Such proper adjustment as may be deemed equitable may be made by the Committee in its discretion to give effect to any other change affecting the Common Stock.


     (b) Changes in Capitalization. In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the Common Stock of the Company, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provision shall be made for the protection and continuation of any outstanding Stock Options and shares of Restricted Stock by either (i) the substitution, on an equitable basis, of appropriate stock, stock options or other securities or other consideration, including cash, to which holders of Common Stock of the Company will be entitled pursuant to such transaction or succession of transactions, or (ii) by appropriate adjustment in the number of shares issuable pursuant to this Plan, the number of shares covered by outstanding Stock Options and Restricted Stock and the option price of outstanding Stock Options, as deemed appropriate by the Committee.


13.  Tax Withholding


     (a) Payment by Participant. Each Participant shall pay to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements, no later than the date as of which the Company or any Subsidiary is required by law to withhold any Federal, state, or local taxes of any kind with respect to amounts includable in the Participant's gross income for Federal income tax purposes with respect to any Stock Option or Restricted Stock awarded pursuant to this Plan. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.


     (b) Payment in Stock. A Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to this Plan a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any Participant who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply:


          (A) the Company (1) shall have been subject to the reporting requirements of paragraph 13(a) of the Exchange Act for at least a year prior to the election and shall have filed all reports and statements required to be filed pursuant to that Section for that year, and (2) shall have issued on a regular basis public releases of quarterly and annual summary statements of sales and earnings;


          (B) the election to satisfy tax withholding obligations relating to an award of Stock Options or Restricted Stock in the manner permitted by this paragraph 13(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending one month prior to the end of the calendar quarter following such date, or (2) at least six months prior to the date as of which the receipt of such an award first becomes a taxable event for Federal income tax purposes;


          (C) such election shall be irrevocable;


          (D) such election shall be subject to the consent or disapproval of the Committee; and


          (E) the Common Stock withheld to satisfy tax withholding must pertain to an award of Stock Options or Restricted Stock which has been held by the Participant for at least six months from the date of grant of such award.


14.  Noncompetition Provision


     The Committee may provide in any Award Notice that the Participant shall forfeit all his unexercised Stock Options and shares of Restricted Stock if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, owner, promoter, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company.


15.  Dividends


     If a Participant is granted shares of Restricted Stock, in the absence of any explicit action by the Committee pursuant to paragraph 9(c) hereof, the Participant to whom shares of Restricted Stock have been awarded shall be entitled to receive dividends paid on such shares of Restricted Stock. Dividends shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock and paid to the Participant if and when, and to the extent that, the restrictions on the Restricted Stock lapse.


16.  Amendments of Awards


     The Committee may at any time unilaterally amend the Award Notice for any unexercised Stock Option or any share of Restricted Stock then subject to restrictions to the extent it deems appropriate; provided, however, that any such amendment which is adverse to a Participant shall require the Participant's consent.


17.  Regulatory Approvals and Listings


     Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock upon the exercise of any Stock Option or award of Restricted Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable,
(b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.


18.  No Rights to Continued Employment or Awards


     Participation in this Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be awarded any Stock Options or shares of Restricted Stock.


19.  Amendment


     The Board may suspend or terminate this Plan at any time. In addition, the Board may, from time to time, amend this Plan in any manner, but may not without stockholder approval adopt any amendment which (a) would materially increase the benefits accruing to Participants under this Plan, (b) would materially increase the number of shares of Common Stock which may be issued under this Plan (except as specified in paragraph 12), (c) would materially modify the requirements as to eligibility for participation in this Plan, or (d) is required to be approved by stockholders under the rules and regulations of the New York Stock Exchange or applicable law.


20.  Change in Control and Change in Ownership


     (a) Background. All Participants shall be eligible for the treatment afforded by this paragraph 20 if there is a Change in Ownership or if their employment terminates within two years following a Change in Control, unless the termination is due to (i) death; (ii) disability entitling the Participant to benefits under his employer's long-term disability plan; (iii) Cause; (iv) resignation by the Participant other than for Good Reason; or (v) retirement entitling the Participant to benefits under his employer's retirement plan.


     (b) Vesting and Lapse of Restrictions. If a Participant is eligible for treatment under this paragraph 20, (i) all of the terms and conditions in effect on any unexercised Stock Options and any restrictions on shares of Restricted Stock shall immediately lapse as of the Acceleration Date; (ii) no other terms or conditions shall be imposed upon any Stock Options or shares of Restricted Stock on or after such date, and in no event shall any Stock Option or share of Restricted Stock be forfeited on or after such date; (iii) all of his unexercised Stock Options and shares of Restricted Stock shall automatically become one hundred percent (100%) vested immediately upon such date; and (iv) all of his unexercised Stock Options and shares of Restricted Stock shall be valued and cashed out on the basis of the Change in Control Price.


     (c) Payment. If a Participant is eligible for treatment under this paragraph 20, whether or not he is still employed by the Company or a Subsidiary, he shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the Acceleration Date, for all his outstanding Stock Options (including incentive stock options) and shares of Restricted Stock.


     (d) Section 16 of Exchange Act. Notwithstanding anything contained in this paragraph 20 to the contrary, any Participant who on the Acceleration Date holds any Stock Options or shares of Restricted Stock that have not been outstanding for a period of at least six months from their date of award and who on the Acceleration Date is required to report under Section 16 of the Exchange Act shall not be paid for his Stock Options or Restricted Stock until the first day next following the end of such six-month period.


     (e) Miscellaneous. Upon a Change in Control or a Change in Ownership, (i) the provisions of paragraphs 10, 14 and 16 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in paragraph 20(a) above; and (ii) no action, including, but not by way of limitation, the amendment, suspension or termination of this Plan, shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to any Stock Option or share of Restricted Stock to which the Participant may have become entitled hereunder on or prior to the date of the Change in Control or Change in Ownership or to which he may become entitled as a result of such Change in Control or Change in Ownership.


     (f) Legal Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he may be entitled to under this Plan after a Change in Control or Change in Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

21.  No Right, Title or Interest in Company Assets


     No Participant shall have any rights as a stockholder as a result of participation in this Plan until the date of issuance of a stock certificate in his name and, in the case of Restricted Stock, such rights are granted to the Participant under paragraph 9(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.


22.  Governing Law


     This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

                            SOVRAN SELF STORAGE, INC.

                      SOLICITED BY THE BOARD OF DIRECTORS
             for the Annual Meeting of Shareholders -- May 18, 2005

Robert J. Attea, Kenneth F. Myszka and David L. Rogers, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Sovran Self Storage, Inc. that are held of record by the undersigned on April 1, 2005 at the Annual Meeting of Shareholders of Sovran Self Storage, Inc., to be held at The Courtyard by Marriott, 4100 Sheridan Drive, Williamsville, New York, on May 18, 2005 at 11:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion.

The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for Proposals 1, 2 and 3.

Please return this proxy card promptly using the enclosed envelope.

                         (To be Signed on Reverse Side)

                         Annual Meeting of Shareholders
                            SOVRAN SELF STORAGE, INC.

                                  May 18, 2005

                            PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE ELECTRONICALLY

To vote by internet or telephone, have the voting form in hand and call toll-free 1-800-PROXIES or access the web page at "www.voteproxy.com" and follow the instructions.


                 Please Detach and Mail in the Envelope provided


[ X ]Please mark your votes as in this example.

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The Directors recommend a vote FOR election of all nominees and FOR proposals 2 and 3.

1.   ELECTION OF DIRECTORS: Nominees:

     Robert J. Attea
     Kenneth F. Myszka
     John E. Burns
     Michael A. Elia
     Anthony P. Gammie
     Charles E. Lannon

[  ]  FOR         [  ]  WITHHELD


For, except vote withheld from the following nominee(s):


-----------------------------------------


2.   Approval of Adoption of the 2005 Award and Option Plan.

     [  ]  FOR       [  ]  AGAINST       [  ]  ABSTAIN

3. Ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal year 2005.

     [  ]  FOR       [  ]  AGAINST       [  ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

     Change of Address/comments on reverse side  [  ]

     I plan to attend the meeting  [  ]

     I do not plan to attend the  meeting  [  ]


SIGNATURE(S)____________________________________ Date______________


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.